                          AGREEMENT AND PLAN OF MERGER


                           DATED AS OF MARCH 18, 1999



                                  BY AND AMONG



                                RB CAPITAL, INC.,
                             A DELAWARE CORPORATION



                             RBR ACQUISITION CORP.,
                             A DELAWARE CORPORATION



                                       AND



                         ROCK BOTTOM RESTAURANTS, INC.,
                             A DELAWARE CORPORATION

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I.         THE MERGER.....................................................................................1

        1.1. The Merger...........................................................................................1
        1.2. Closing..............................................................................................2
        1.3. Effective Time.......................................................................................2
        1.4. Effects of the Merger................................................................................2
        1.5. Certificate of Incorporation.........................................................................2
        1.6. Bylaws...............................................................................................2
        1.7. Directors............................................................................................2
        1.8. Effect on Capital Stock..............................................................................2
        1.9. Dissenting Shares....................................................................................3
        1.10. Stock Options.......................................................................................4

ARTICLE II.        EXCHANGE OF CERTIFICATES.......................................................................4

        2.1. Exchange Fund........................................................................................4
        2.2. Exchange Procedures..................................................................................4
        2.3. No Further Ownership Rights in Company Common Stock..................................................5
        2.4. Termination of Exchange Fund; Unclaimed Funds........................................................6
        2.5. No Liability.........................................................................................6
        2.6. Lost Certificates....................................................................................6
        2.7. Withholding Rights...................................................................................6

ARTICLE III.       REPRESENTATIONS AND WARRANTIES.................................................................7

        3.1. Representations and Warranties of the Company........................................................7
        3.2. Representations and Warranties of Parent and Merger Sub.............................................12

ARTICLE IV.        COVENANTS RELATING TO CONDUCT OF BUSINESS.....................................................15

        4.1. Covenants of the Company............................................................................15
        4.2. Covenants of Parent and Merger Sub..................................................................18
        4.3. Advice of Changes; Government Filings...............................................................18

ARTICLE V.         ADDITIONAL AGREEMENTS.........................................................................19

        5.1. Stockholders Meeting; Preparation of Disclosure Documents...........................................19
        5.2. Access to Information; Confidentiality..............................................................21
        5.3. Approvals and Consents; Cooperation.................................................................21
        5.4. Financing...........................................................................................22
        5.5. Acquisition Proposals...............................................................................22
        5.6. Employee Benefits; Company Plans....................................................................25
        5.7. Fees and Expenses...................................................................................25
        5.8. Indemnification; Directors'and Officers'Insurance...................................................25
        5.9. Public Announcements................................................................................25
        5.10. Takeover Statutes..................................................................................26
        5.11. Supermajority Voting Requirement...................................................................26
        5.12. Voting Agreement; Certain Other Agreements.........................................................26
        5.13. Further Assurances.................................................................................26

ARTICLE VI.        CONDITIONS PRECEDENT..........................................................................27

        6.1. Conditions to Each Party's Obligation to Effect the Merger..........................................27
        6.2. Conditions to the Obligation of Parent and Merger Sub to Effect the Merger..........................27




        6.3. Conditions to the Obligation of the Company to Effect the Merger....................................28

ARTICLE VII.       TERMINATION AND AMENDMENT.....................................................................28

        7.1. Termination.........................................................................................28
        7.2. Effect of Termination; Termination Fee and Reimbursement of Expenses................................30
        7.3. Amendment...........................................................................................32
        7.4. Extension; Waiver...................................................................................32
        7.5. Procedure for Termination, Amendment, Extension or Waiver...........................................32

ARTICLE VIII.      GENERAL PROVISIONS............................................................................33

        8.1. Non-Survival of Representations, Warranties, Covenants and Agreements...............................33
        8.2. Notices.............................................................................................33
        8.3. Interpretation......................................................................................34
        8.4. Counterparts........................................................................................35
        8.5. Entire Agreement; No Third Party Beneficiaries......................................................35
        8.6. Governing Law.......................................................................................35
        8.7. Waiver of Jury Trial................................................................................35
        8.8. Severability........................................................................................36
        8.9. Assignment..........................................................................................36
        8.10. Enforcement........................................................................................36
        8.11. Definitions........................................................................................36


                            GLOSSARY OF DEFINED TERMS




                                                                                                       LOCATION OF
DEFINITION                                                                                             DEFINED TERM

Acquisition Proposal.................................................................................Section 5.5(a)
Affiliate...........................................................................................Section 8.11(a)
Agreement..................................................................................................Preamble
Business Day........................................................................................Section 8.11(b)
Certificate of Merger...................................................................................Section 1.3
Closing.................................................................................................Section 1.2
Closing Date............................................................................................Section 1.2
Code....................................................................................................Section 2.7
Commitments..........................................................................................Section 3.2(d)
Company....................................................................................................Preamble
Company Board..............................................................................................Recitals
Company Common Stock.......................................................................................Recitals
Company Disclosure Schedule.............................................................................Section 3.1
Company Incentive Plans................................................................................Section 1.10
Company Stock Options..................................................................................Section 1.10
Confidentiality Agreement...............................................................................Section 5.2
Definitive Financing Agreements.........................................................................Section 5.4
Delaware Secretary of State.............................................................................Section 1.3
DGCL....................................................................................................Section 1.1
Dissenting Shares.......................................................................................Section 1.9
Dissenting Stockholder..................................................................................Section 1.9
Effective Time..........................................................................................Section 1.3
Exchange Act....................................................................................Section 3.1(c)(iii)
Exchange Agent..........................................................................................Section 2.1
Exchange Fund...........................................................................................Section 2.1
Expenses............................................................................................Section 8.11(c)
Financing............................................................................................Section 3.2(d)
GAAP.................................................................................................Section 3.1(d)
Governmental Entity.............................................................................Section 3.1(c)(iii)
HSR Act.........................................................................................Section 3.1(c)(iii)
Indemnified Parties.....................................................................................Section 5.8
Liens...........................................................................................Section 3.1(b)(iii)
Material Adverse Effect.............................................................................Section 8.11(d)
Merger..................................................................................................Section 1.1
Merger Consideration.................................................................................Section 1.8(c)
Merger Sub.................................................................................................Preamble
Modified Proposal....................................................................................Section 5.5(c)
Nasdaq..........................................................................................Section 3.1(c)(iii)
Organizational Documents............................................................................Section 8.11(e)





Other Party.........................................................................................Section 8.11(f)
Outside Date.........................................................................................Section 7.1(b)
Parent.....................................................................................................Preamble
Parent Common Stock...............................................................................Section 3.2(b)(i)
Parent Disclosure Schedule..............................................................................Section 3.2
person..............................................................................................Section 8.11(g)
Principals.................................................................................................Recitals
Proxy Statement.................................................................................Section 3.1(c)(iii)
Reports..............................................................................................Section 3.1(d)
Representatives.....................................................................................Section 8.11(h)
Required Company Vote................................................................................Section 3.1(g)
Required Regulatory Approvals...........................................................................Section 5.3
Restricted Stock.....................................................................................Section 1.8(d)
Rights............................................................................................Section 3.1(b)(i)
Rights Agreement..................................................................................Section 3.1(b)(i)
Schedule 13E-3..................................................................................Section 3.1(c)(iii)
SEC.............................................................................................Section 3.1(c)(iii)
Securities Act...................................................................................Section 3.1(b)(vi)
Special Committee..........................................................................................Recitals
Stockholders Meeting.................................................................................Section 5.1(a)
Subsidiary..........................................................................................Section 8.11(i)
Superior Proposal....................................................................................Section 5.5(c)
Surviving Corporation...................................................................................Section 1.1
Termination Fee......................................................................................Section 7.2(b)
U.S. Bancorp Piper Jaffray...........................................................................Section 3.1(k)
Voting Agreement...........................................................................................Recitals


                  THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of March 18, 1999, is by and among RB CAPITAL, INC., a Delaware corporation ("PARENT"), RBR ACQUISITION CORP., a Delaware corporation ("MERGER SUB"), and ROCK BOTTOM RESTAURANTS, INC., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, subject to the terms and conditions set forth in this Agreement;

                  WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD"), based upon the recommendation of a special committee of independent directors thereof (the "SPECIAL COMMITTEE"), has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair to and in the best interests of the Company's stockholders;

                  WHEREAS, as an inducement to the Company to enter into this Agreement, Parent, Merger Sub and certain of the Company's founding shareholders as identified on EXHIBIT A attached hereto (the "PRINCIPALS") have entered into that certain Voting Agreement, dated as of the date hereof (the "VOTING AGREEMENT"), with the Company pursuant to which Parent, Merger Sub and each of the Principals agrees, among other things, to vote shares of common stock, par value $.01 per share, of the Company (together with the associated Rights, the "COMPANY COMMON STOCK") held by them in favor of the Merger and the transactions contemplated hereby in accordance with the terms set forth in the Voting Agreement;

                  WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger as set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company (the "MERGER") at the Effective Time. Upon the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") in accordance with the DGCL.

         1.2 CLOSING. Unless this Agreement shall have been terminated pursuant to Section 7.1, the closing of the Merger (the "CLOSING") will take place no later than the second Business Day after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "CLOSING DATE"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Davis, Graham & Stubbs LLP, 370 Seventeenth Street, Suite 4700, Denver, Colorado 80201, unless another place is agreed to in writing by the parties hereto.

         1.3 EFFECTIVE TIME. Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE") a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER"), executed in accordance with the relevant provisions of the DGCL, and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State, or at such later time as the parties may agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being herein referred to as the "EFFECTIVE TIME").

         1.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.5 CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended in its entirety as of the Effective Time as set forth on EXHIBIT B attached hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time, until thereafter amended as provided therein or by applicable law.

         1.6 BYLAWS. The bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated in their entirety as of the Effective Time as set forth on EXHIBIT C attached hereto and, as so amended and restated, shall be the bylaws of the Surviving Corporation from and after the Effective Time, until thereafter amended as provided therein or by applicable law.

         1.7 DIRECTORS. The directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until the earlier of their death, resignation, removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified, as the case may be.

         1.8 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any shares of Company Common Stock or Parent Common Stock or any shares of common stock of Merger Sub:

                  (a) COMMON STOCK OF MERGER SUB. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                  (b) CANCELLATION OF CERTAIN STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company or any wholly-owned Subsidiary of the Company or by Parent (including shares of Company Common Stock contributed to Parent by certain stockholders of the Company prior to the Effective Time) or Merger Sub shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

                  (c) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.8(b) and Dissenting Shares) shall be converted into and become the right to receive $10.00 in cash, without interest thereon (the "MERGER CONSIDERATION").

                  (d) CONVERSION OF CERTAIN RESTRICTED STOCK. Each share of restricted Company Common Stock issued under the Company Incentive Plans (the "RESTRICTED STOCK") shall be converted into and become the right to receive the Merger Consideration in accordance with Section 1.8(c), except as shall be agreed upon in writing by the Company, Parent and the holder of such Restricted Stock prior to the Effective Time.

                  (e) CANCELLATION AND RETIREMENT OF COMPANY COMMON STOCK. As of the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, upon surrender of such certificate(s) in accordance with
Article 2.

         1.9 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, including, without limitation, Section 1.8, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or otherwise consented thereto in writing and who has the right to demand, and properly demands, an appraisal of such holder's shares in accordance with Section 262 of the DGCL or any successor provision (such holder being herein referred to as a "DISSENTING STOCKHOLDER" and such shares being herein referred to as "DISSENTING SHARES"), shall not be converted into or represent the right to receive the Merger Consideration, unless such Dissenting Stockholder fails to perfect or otherwise loses or withdraws any such right to appraisal. With respect to any Dissenting Shares, a Dissenting Stockholder shall have solely the appraisal rights provided under Section 262 of the DGCL, provided such Dissenting Stockholder complies with the provisions thereof. If, after the Effective Time, such Dissenting Stockholder fails to perfect or otherwise loses or withdraws any such right to appraisal, each Dissenting Share held by such

Dissenting Stockholder shall be treated as if such share had been converted into, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration. The Company shall give Parent prompt notice of any demand for appraisal of shares of Company Common Stock received by the Company, and Parent shall have the right to participate in and approve (which approval shall not be unreasonably withheld or delayed) all negotiations and proceedings with respect to any such demand. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demand.

         1.10     STOCK OPTIONS

                  Other than Company Stock Options as to which the holder thereof has agreed in writing with the Company and Parent prior to the Effective Time to elect different treatment in the Merger than as provided in this Section 1.10, each outstanding and unexercised option to purchase shares of Company Common Stock (collectively, the "COMPANY STOCK OPTIONS") issued under the Company's Equity Incentive Plan or the Company's Nonemployee Directors' Stock Option Plan, as each has been amended through the date hereof (together, the "COMPANY INCENTIVE PLANS"), whether vested or unvested, shall be automatically vested and shall terminate and be canceled and each holder of vested Company Stock Options (including those vested hereby) shall be entitled to receive, in consideration therefor, a cash payment (which payment shall be made as soon as practicable after the Effective Time) equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option, multiplied by (ii) the aggregate number of shares of Company Common Stock then subject to such Company Stock Option. Such cash payment shall be net of any required withholding taxes.

                                   ARTICLE II.

                            EXCHANGE OF CERTIFICATES

         2.1 EXCHANGE FUND. As of the Effective Time, Parent or the Surviving Corporation shall deposit, or shall cause to be deposited, with a bank, trust company or other exchange agent reasonably satisfactory to the Company appointed to act as exchange agent (the "EXCHANGE AGENT") for the benefit of the holders of shares of Company Common Stock, cash in an aggregate amount equal to the product of (i) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 1.8(b), shares of Restricted Stock not converted into the Merger Consideration pursuant to Section 1.8(d) and Dissenting Shares), multiplied by (ii) the Merger Consideration (the "EXCHANGE FUND"). The Exchange Agent shall invest all cash in the Exchange Fund as directed by the Surviving Corporation. Interest and other income with respect to the Exchange Fund shall accrue for the account of, and shall be promptly paid to, the Surviving Corporation.

         2.2      EXCHANGE PROCEDURES

                  (a) EXCHANGE OF CERTIFICATES. As soon as reasonably practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock shall, upon surrender to the Exchange Agent of such certificate(s) and acceptance thereof by the Exchange Agent (together with the letter of transmittal described in Section 2.2(b), duly executed, and such other documents as may reasonably be required by the Exchange Agent), be entitled to receive the amount of the Merger Consideration into which the number of shares of Company Common Stock previously represented by such certificate(s) so surrendered shall have been converted pursuant to this Agreement. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock which have been converted pursuant to this Agreement into the right to receive the Merger Consideration, and if such certificates are presented for transfer, they shall be canceled against delivery of the Merger Consideration. If the Merger Consideration is to be delivered to any person other than the person in whose name the certificate(s) representing shares of Company Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate(s) so surrendered shall be properly endorsed with the signature guaranteed or otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder thereof, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(a), each certificate which, prior to the Effective Time, represented outstanding shares of Company Common Stock (other than shares canceled pursuant to Section 1.8(b), shares of Restricted Stock not converted into the Merger Consideration pursuant to Section 1.8(d) and Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in accordance with Section 1.8. No interest will be paid or will accrue on any cash payable as Merger Consideration to any holder of shares of Company Common Stock.

                  (b) LETTER OF TRANSMITTAL. Promptly following the Effective Time (but no later than five (5) Business Days thereafter), the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, other than shares to be canceled or retired in accordance with Section 1.8(b) or shares of Restricted Stock not converted into the Merger Consideration pursuant to Section 1.8(d)) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificate(s) shall pass, only upon delivery thereof to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and instructions for use in effecting the surrender of such certificate(s) in exchange for the Merger Consideration.

         2.3 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid upon the surrender for exchange of certificates representing shares of Company Common Stock in accordance with the terms of
Article I and this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such certificates, and no holder of shares of Company Common Stock shall thereby have any equity interest in the Surviving Corporation (other than as set forth in Section 1.8(d)).

         2.4 TERMINATION OF EXCHANGE FUND; UNCLAIMED FUNDS. Any portion of the Exchange Fund that remains undistributed to or unclaimed by the holders of certificates representing shares of Company Common Stock for eighteen (18) months after the Effective Time shall be delivered to the Surviving Corporation or otherwise at the direction of the Surviving Corporation, upon demand, and any holders of such certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the Merger Consideration to which such holders are entitled pursuant to this Agreement (subject to applicable abandoned property, escheat or other similar laws) and only as general creditors thereof for payment of their claim for the Merger Consideration.

         2.5 NO LIABILITY. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any cash, shares, dividends or distribution payable from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or other similar law. If any certificates representing shares of Company Common Stock shall not have been surrendered prior to eighteen (18) months after the Effective Time (or immediately prior to any earlier date on which the Merger Consideration in respect of such certificate would become the property of or otherwise escheat to any Governmental Entity), any such cash, shares, dividends or distributions shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         2.6 LOST CERTIFICATES. If any certificate representing shares of Company Common Stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against the Company with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

         2.7 WITHHOLDING RIGHTS. The Surviving Corporation or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation or the Exchange Agent, as the case may be, may be required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law, including, without limitation, withholdings required in connection with payments under Section 1.10. To the extent withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as otherwise set forth in the Disclosure Schedule delivered by the Company to Parent at or prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty to the extent specified therein), the Company represents and warrants to Parent and Merger Sub as set forth in this Section 3.1:

                  (a) ORGANIZATION, STANDING AND POWER. Each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its respective state of incorporation and has the corporate power and authority to carry on its business as presently being conducted and to own, operate and lease its properties. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, either individually or in the aggregate, would not have a Material Adverse Effect on the Company or would not prevent the consummation of the Merger by the Outside Date. The copies of the Organizational Documents of each of the Company and its Subsidiaries which were previously furnished to Parent are true, complete and correct copies of such documents. The Subsidiaries set forth in Section 3.1(a) of the Company Disclosure Schedule constitute all of the Company's Subsidiaries.

                  (b)   CAPITAL STRUCTURE

                        (i) As of the date of this Agreement, the authorized capital stock of the Company consists of (A) 15,000,000 shares of Company Common Stock, of which 8,045,796 shares are outstanding, 1,955,752 shares are authorized for issuance pursuant to outstanding Company Stock Options, 98,974 shares represent Restricted Stock and no shares are held in the Company's treasury, and (B) 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares are outstanding, and of which 300,000 shares of Series A Junior Participating Preferred Stock have been designated (none of which have been issued) and were reserved for issuance upon the exercise of the rights (the "RIGHTS") distributed to holders of shares of Company Common Stock pursuant to that certain Rights Agreement, dated as of December 12, 1997, between the Company and American Securities Transfer & Trust, Inc., as rights agent (as amended, the "RIGHTS AGREEMENT").

                        (ii) All issued and outstanding shares of capital stock of the Company and its Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights.

                        (iii) All of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries are owned directly or indirectly by the Company and are owned free and clear of any liens, claims, encumbrances, restrictions, preemptive rights or any other claims of any third party ("LIENS"), except for Liens which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or would not prevent the consummation of the Merger by the Outside Date.

                        (iv) As of the date of this Agreement, (A) no bonds, notes, debentures or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote are issued and outstanding, (B) other than the Rights and outstanding Company Stock Options representing in the aggregate the right to purchase up to 1,015,000 shares of Company Common Stock under the Company Incentive Plans, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, and (C) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

                        (v) As of the date of this Agreement, the outstanding indebtedness for borrowed money of the Company and its Subsidiaries (excluding capital leases) does not exceed $25,000,000. No indebtedness for borrowed money of the Company or its Subsidiaries contains any restriction upon the incurrence of indebtedness for borrowed money of the Company or its Subsidiaries or restricts the ability of any of them to grant any Liens on its properties or assets, except for Liens which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or would not prevent the consummation of the Merger by the Outside Date.

                        (vi) There are no agreements or arrangements pursuant to which (A) the Surviving Corporation could be required to register any shares of its common stock or other securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or (B) the Company is a party or of which the Company is aware and which restricts the voting or disposition of any Company Common Stock (other than the Voting Agreement).

                  (c)   AUTHORITY; NO CONFLICTS

                        (i) The Company has all requisite corporate power and authority to enter into this Agreement and the Voting Agreement and, subject to the adoption of this Agreement by the requisite vote of the holders of Company Common Stock, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the holders of Company Common Stock. Each of this Agreement and the Voting Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors rights generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        (ii) The execution and delivery of this Agreement and the Voting Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, (A) violate any provision of the Organizational Documents of the Company or its Subsidiaries, (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in
         Section 3.1(c)(iii) below, conflict with or result in any violation of any statute, law, ordinance, rule or regulation of any state or the United States or any political subdivision thereof or therein applicable to the Company or any judgment, order, decree, determination or award currently in effect, which, individually or in the aggregate, would have a Material Adverse Effect on the Company or would prevent the consummation of the Merger by the Outside Date, or (C) other than any required consents of landlords or any licensing board, agency or similar authority governing the sale, production or distribution of alcoholic beverages, violate, conflict with, constitute a breach or default under or give rise to a right of termination under any contract, loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license to which the Company is a party or by which any of its properties or assets is bound or subject, which, individually or in the aggregate, would have a Material Adverse Effect on the Company or would prevent the consummation of the Merger by the Outside Date.

                        (iii) No consent, approval, order or authorization of or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental authority or any private body exercising any regulatory, taxing or other governmental authority (a "GOVERNMENTAL ENTITY"), which has not been received or made, is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the Voting Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for (A) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in connection with the Stockholders Meeting (such proxy statement, including any preliminary version thereof, in either case, as amended, modified or supplemented from time to time, the "PROXY STATEMENT"), (B) the filing with the SEC of a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "SCHEDULE 13E-3") under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (C) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (D) state securities or "blue sky" laws, (E) any other filings or reports required under the Exchange Act or the rules and regulations promulgated thereunder in connection with the transactions contemplated by this Agreement, (F) the filing and recordation of appropriate merger or other documents under the DGCL, (G) compliance with the rules and regulations of the Nasdaq National Market ("NASDAQ"), (H) antitrust or other competition laws of other jurisdictions, (I) the consent of any licensing board, agency or similar authority governing or regulating the sale, production or distribution of alcoholic beverages, and (J) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on the Company or to prevent the consummation of the Merger by the Outside Date.

                  (d)   REPORTS AND FINANCIAL STATEMENTS. Since
December 29, 1996, the Company has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC (collectively, the "REPORTS"). None of the Company's Subsidiaries is required to file any form, report or other document with the SEC. Each of the financial statements and the related schedules and notes thereto included in the Reports (or incorporated therein by reference) present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles ("GAAP") (except, in the case of interim unaudited financial statements, as permitted by Form 10-Q) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of interim unaudited financial statements, to normal and recurring year-end adjustments that have not been and are not reasonably expected to be material in amount, and such financial statements complied as to form as of their respective dates in all material respects with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. Each Report was prepared in accordance with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and did not, on the date of effectiveness in the case of any registration statement under the Securities Act, on the date of mailing in the case of any proxy statement under the Exchange Act and on the date of filing in the case of any other Report (and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e)   DISCLOSURE DOCUMENTS. The Proxy Statement and the
Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (A) the Proxy Statement, at the date such Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, or (B) the Schedule 13E-3, at the time of filing with the SEC (and at any time such Proxy Statement or Schedule 13E-3 is amended or supplemented), will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this
Section 3.1(e),
no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or the Schedule 13E-3 based on information supplied in writing by Parent or Merger Sub or any of their representatives specifically for inclusion or incorporation by reference therein.

                  (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as may be disclosed in the Reports, (i) since September 28, 1998 through the date of this Agreement, each of the Company and its Subsidiaries has conducted their respective businesses in the ordinary course consistent with their past practices and have not incurred any material liability, except in the ordinary course of their respective businesses consistent with their past practices; (ii) since September 28, 1998 through the date of this Agreement, there has not been any change in the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole that has had a Material Adverse Effect on the Company; and (iii) from the date hereof, there has not been any change in the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole that has had a Material Adverse Effect on the Company.

                  (g) VOTE REQUIRED. Assuming the accuracy of the representation set forth in Section 3.2(i), the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "REQUIRED COMPANY VOTE") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                  (h) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or person, the fees of which will be paid by the Company, is or will be entitled to any broker's, financial advisory or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company, except the fees payable to U.S. Bancorp Piper Jaffray pursuant to the engagement letter dated December 22, 1998 (a copy of which has been delivered to Parent) whose fees and expenses shall remain the sole responsibility of the Company and the Surviving Corporation in accordance therewith, and shall be paid upon consummation of the Merger.

                  (i) RIGHTS AGREEMENT. None of the approval, execution or delivery of this Agreement or the Voting Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby will cause (A) the Rights to become exercisable under the Rights Agreement, (B) Parent or Merger Sub to be deemed an Acquiring Person (as defined in the Rights Agreement) under the Rights Agreement, or (C) the Shares Acquisition Date (as defined in the Rights Agreement) to occur pursuant to the Rights Agreement. The Distribution Date (as defined in the Rights Agreement) under the Rights Agreement will not occur as a result of the execution or delivery of this Agreement or the Voting Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby.

                  (j) COMPANY ACTION. As of the date hereof, the Company Board, based upon the recommendation of the Special Committee, at a meeting thereof duly called and held has (i)(A) approved the acquisition by Parent, Merger Sub and the Principals of shares of Company

Common Stock pursuant to the Merger and the Voting Agreement and approved and adopted and declared advisable this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, and (B) which approvals are sufficient to render inapplicable to the Merger, the provisions of Section 203 of the DGCL and of the Rights Agreement, (ii) determined that this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, are fair to and in the best interests of the Company's stockholders, and (iii) resolved to declare advisable and recommend approval of this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, by the Company's stockholders.

                  (k) FAIRNESS OPINION. As of the date hereof, the Special Committee has received the written opinion of U.S. Bancorp Piper Jaffray Inc., financial advisor to the Special Committee ("U.S. BANCORP PIPER JAFFRAY"), dated as of the date hereof, to the effect that, subject to the qualifications and limitations stated therein, the consideration to be received by the holders of shares of Company Common Stock (other than Parent, Merger Sub and the Principals) in the Merger is fair to such holders from a financial point of view. The Special Committee has furnished an accurate and complete copy of such written opinion to Parent.

Each of the representations and warranties in this Section 3.1 (other than those set forth in Sections 3.1(f)(iii), (g), (i), (j) and (k)) is qualified by, and the Company Disclosure Schedule shall be deemed to disclose in qualification thereof, any facts, circumstances, conditions or events actually known to or by the Principals or any of the persons set forth in Section 3.1 of the Company Disclosure Schedule and which would result in any such representation or warranty that is qualified by materiality or Material Adverse Effect being untrue or incorrect or any such representation and warranty that is not so qualified being untrue or incorrect in any material respect as of the date hereof.

         3.2 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Except as otherwise set forth in the Disclosure Schedule delivered by Parent and Merger Sub to the Company at or prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty to the extent specified therein), Parent and Merger Sub represent and warrant to the Company as follows:

                  (a) ORGANIZATION, STANDING AND POWER. Each of Parent and Merger Sub has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as presently being conducted and to own, operate and lease its properties. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, either individually or in the aggregate, would not have a Material Adverse Effect on Parent or Merger Sub or would not prevent the consummation of the Merger by the Outside Date. The copies of the Organizational Documents of each of Parent and Merger Sub which were previously furnished to the Company are true, complete and correct copies of such documents.

                  (b)   CAPITAL STRUCTURE

                        (i) As of the date of this Agreement, the authorized capital stock of Parent consists of 1,000 shares of common stock, par value $.01 per share (the "PARENT COMMON STOCK"), 100 shares of which are outstanding. All issued and outstanding shares of capital stock of Parent are validly issued, fully paid and nonassessable. As of the date of this Agreement, there are no options, warrants or other rights to acquire capital stock from Parent.

                        (ii) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 shares of which are outstanding. All of the issued and outstanding shares of capital stock of Merger Sub are validly issued, fully paid and nonassessable.

                        (iii) All of the issued and outstanding shares of common stock of Merger Sub are owned by Parent. As of the date hereof, none of the issued and outstanding shares of Parent Common Stock are owned by any person other than the Principals. As of the date hereof,
         (A) Parent owns no shares of Company Common Stock, (B) Merger Sub owns no shares of Company Common Stock, (C) the Principals own the number of shares of Company Common Stock set forth opposite their names on EXHIBIT A, and (D) the Principals own the number of shares of Parent Common Stock set forth opposite their names on EXHIBIT A.

                  (c)   AUTHORITY; NO CONFLICTS

                        (i) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and the Voting Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. Each of this Agreement and the Voting Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        (ii) The execution and delivery of this Agreement and the Voting Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, (A) violate any provision of the Organizational Documents of Parent or Merger Sub, (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 3.2(c)(iii) below, conflict with or result in any violation of or constitute a default (with or without notice or lapse of time, or both) under any statute, law, ordinance, rule or regulation of any state or the United States or any political subdivision thereof or therein or any judgment, order, decree, determination or award currently in effect, which, individually or in the aggregate, would have a Material Adverse Effect on Parent or Merger Sub or would prevent the consummation of the Merger by the Outside Date, or (C) violate, conflict with, constitute a breach or default under or give rise to a right of termination under any contract, loan or credit agreement, note, mortgage, bond, indenture, lease (other than required consents of landlords), benefit plan or other agreement , obligation, instrument, permit, concession, franchise or license to which Parent or Merger Sub is a party or by which any of its properties or assets is bound or subject, which, individually or in the aggregate, would have a Material Adverse Effect on Parent or Merger Sub or would prevent the consummation of the Merger by the Outside Date.

                        (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, which has not been received or made, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the Voting Agreement by Parent or Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby, except for (A) compliance with any applicable requirements of the HSR Act, (B) state securities or "blue sky" laws, (C) any filings or reports required under the Exchange Act or the rules and regulations promulgated thereunder in connection with the transactions contemplated by this Agreement, (D) the filing and recordation of appropriate merger or other documents under the DGCL,
         (E) antitrust or other competition laws of other jurisdictions and (F) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub or to prevent the consummation of the Merger by the Outside Date.

                  (d) FINANCING. Parent has cash on hand or has received fully executed written commitments, copies of which are attached as EXHIBIT D hereto, from the persons indicated thereon (collectively, the "COMMITMENTS") to provide, in the aggregate, monies sufficient to fund the consummation of the transactions contemplated by this Agreement, including the Merger and satisfy all other costs and expenses arising in connection therewith (the "FINANCING"). The Commitments have been accepted by Parent and the fees due upon acceptance of such Commitments have been paid in full. As of the date hereof, the Commitments have not been amended or modified from those attached as EXHIBIT D and there is no breach or default existing, or with notice or the passage of time may exist, under the Commitments. Parent has no reason to believe that any of the matters set forth in the Company Disclosure Schedule or the Parent Disclosure Schedule will result in the failure of any of the conditions precedent to the consummation of the Financing contemplated hereby stated in each of the Commitments (provided that the Company shall bear the burden of proving the existence of any such reason to believe on the part of Parent by a preponderance of the evidence).

                  (e) DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (A) the Proxy

Statement, at the date such Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, or (B) the Schedule 13E-3, at the time of filing with the SEC (and at any time such Proxy Statement or Schedule 13E-3 is amended or supplemented), will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (f) NO VOTE REQUIRED. No vote of the holders of the outstanding shares of common stock of either Parent or Merger Sub is necessary to approve this Agreement and the transactions contemplated hereby other than those obtained by Parent and Merger Sub as of the date hereof.

                  (g) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or person, the fees of which will be paid by Parent or Merger Sub, is or will be entitled to any broker's, financial advisory or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Parent, except the fees payable to BancBoston Robertson Stephens Inc. pursuant to the engagement letter dated December 3, 1998 (a copy of which has been delivered to the Company) whose fees and expenses shall be paid in accordance therewith.

                  (h) NO BUSINESS ACTIVITIES. Neither Parent nor Merger Sub is a party to any material agreement or has conducted any activities other than in connection with its organization, the preparation, negotiation and execution of this Agreement and the Commitments, the procurement of the Financing and the consummation of the transactions contemplated hereby. Except for its ownership of the shares of Company Common Stock set forth in Section 3.2(b)(iii) and all of the outstanding shares of common stock of Merger Sub, Parent does not own, directly or indirectly, any capital stock or other ownership interest in any person and Parent has no Subsidiaries other than Merger Sub.

                  (i) DELAWARE SECTION 203. Assuming the accuracy of the Company's representation and warranty in Section 3.1(j)(i)(A), the actions of the Company Board set forth in Section 3.1(j)(i)(A) are sufficient to render inapplicable to the Merger the provisions of Section 203 of the DGCL.

                                   ARTICLE IV.

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1 COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

                  (a) ORDINARY COURSE. The Company shall operate, and shall cause each of its Subsidiaries to operate, their respective businesses in the ordinary course of business in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and preserve their relationships with customers, suppliers and others having business dealings with them; PROVIDED, HOWEVER, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this
Section 4.1(a) unless such action would constitute a breach of one or more of such other provisions.

                  (b) DIVIDENDS; CHANGES IN CAPITAL STOCK. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to,
(i) declare, set aside or pay any dividends on or make any other distributions (whether cash, stock or property) in respect of any of its capital stock, except dividends by the Company's Subsidiaries in the ordinary course of business consistent with past practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

                  (c) ISSUANCE OF SECURITIES. The Company shall not and shall cause its Subsidiaries not to issue, sell, grant, pledge or otherwise encumber, or authorize or propose the issuance, grant, sale or encumbrance of, any shares of its capital stock of any class, any other voting securities or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or accelerate the vesting of, or the lapsing of restrictions with respect to, the Restricted Stock (other than in accordance with the terms of the grant thereof or pursuant to this Agreement or the Merger) or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock upon the exercise of Company Stock Options issued in the ordinary course of business consistent with past practice in accordance with the terms of the Company Incentive Plans as in effect on the date of this Agreement, and (ii) issuances of options, rights or other awards in the ordinary course of business consistent with past practice pursuant to the Company Incentive Plans as in effect on the date of this Agreement.

                  (d) ORGANIZATIONAL DOCUMENTS. Except to the extent required to comply with their respective obligations hereunder or as required by law, the Company and its Subsidiaries shall not amend or propose to amend their respective Organizational Documents.

                  (e) EXTRAORDINARY TRANSACTIONS. The Company shall not (i) merge, amalgamate or consolidate with any other person in any transaction or
(ii) sell all or substantially all of its assets.

                  (f) INDEBTEDNESS. The Company shall not, and shall not permit its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or its Subsidiaries or guarantee any debt securities of another person other than indebtedness of the Company or its Subsidiaries to the Company or its Subsidiaries and other than (A) in the ordinary course of business consistent with past practice,

(B) borrowings under the Company's existing line of credit
(or under any refinancing thereof) with Norwest Bank Colorado, National Association such that amounts outstanding thereunder do not exceed $30,000,000 in the aggregate (which amount shall be reduced by the proceeds of any sale-leaseback transaction set forth in Section 4.1(m) of the Company Disclosure Schedule or, without duplication, any mandatory prepayments required under the loan documents governing such credit facility), (C) pursuant to that certain promissory note with Lakeside Bank (or any refinancing thereof), or (D) pursuant to the sale-leaseback arrangements set forth in Section 4.1(m) of the Company Disclosure Schedule or other capital lease arrangements in the ordinary course of business; (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than by the Company or its Subsidiaries to or in the Company or its Subsidiaries or routine advances to employees; or
(iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the case of clauses (ii) or (iii) above, loans, advances, capital contributions, investments, payments, discharges or satisfactions entered into, incurred or committed to in the ordinary course of business consistent with past practice.

                  (g) EMPLOYEE SALARIES AND BENEFIT PLANS. Except as set forth in the Company Disclosure Schedule, the Company shall not, and shall not permit its Subsidiaries to, (i) increase the compensation payable or to become payable to any of its executive officers or employees, or (ii) take any action with respect to the grant of or make any material modification, any deferred compensation, retirement, severance or termination pay, or stay, bonus or other incentive arrangement (other than pursuant to employment agreements, the Company Incentive Plans or other benefit plans and policies in effect on the date of this Agreement), except, in either such case, any such increases or grants made in the ordinary course of business consistent with past practice.

                  (h) EMPLOYMENT AND OTHER AGREEMENTS. Except as set forth in the Company Disclosure Schedule, the Company shall not enter into or amend any employment, consulting, severance or similar agreement with any person which would result in a Material Adverse Effect on the Company.

                  (i) OTHER ACTIONS. Except as otherwise permitted by Section 5.5, the Company shall not, and shall not permit its Subsidiaries to, take any action that could reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

                  (j) ACCOUNTING METHODS; INCOME TAX ELECTIONS. Except as disclosed in the Reports filed prior to the date of this Agreement and in
Section 4.1(j) of the Company Disclosure Schedule, or as required by a Governmental Entity or a change in GAAP as concurred in by the Company's independent auditors, the Company shall not change its methods of accounting in effect at September 27, 1998. The Company shall not, without the prior approval of Parent (which approval shall not be unreasonably withheld or delayed), (i) change its fiscal year, or (ii) make any material tax election or settle or compromise any federal, state, local or foreign tax liability, other than in the ordinary course of business consistent with past practice.

                  (k) CERTAIN AGREEMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or any of their respective Affiliates or any successor thereto or that could, after the Closing, limit or restrict the Surviving Corporation or any of its Affiliates or any successor thereto from engaging or competing in any line of business or in any geographic area, except as set forth in Section 4.1(k) of the Company Disclosure Schedule.

                  (l) CAPITAL EXPENDITURES. The Company shall not (i) acquire all or substantially all of the business or assets of any other person, or (ii) make any capital expenditures or commitments, except those involving payment of aggregate consideration not exceeding the amount budgeted by the Company for such acquisitions and/or capital expenditures for the fiscal year ending December 26, 1999 (less any such amounts expended through the date hereof) plus an additional $2,500,000.

                  (m) SALE-LEASEBACK TRANSACTIONS. The Company shall use reasonable best efforts to consummate the sale-leaseback transactions described in Section 4.1(m) of the Company Disclosure Schedule, in each case in accordance with and upon the terms and conditions thereof as approved by the Company Board, based upon the recommendation of the Special Committee, on or prior to the date hereof.

                  (n) COMMITMENTS. The Company shall not commit or agree to take any of the actions specified in this Section 4.1.

         4.2 COVENANTS OF PARENT AND MERGER SUB. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that the Company otherwise consents in writing, which consent shall not be unreasonably withheld or delayed):

                  (a) ORGANIZATIONAL DOCUMENTS. Except to the extent required to comply with their respective obligations hereunder or as required by law, neither Parent nor Merger Sub shall amend or propose to amend their respective Organizational Documents in any way which would materially delay the timely consummation of the Merger or prevent the consummation of the Merger by the Outside Date.

                  (b) CHANGES IN CAPITAL STRUCTURE. Neither Parent nor Merger Sub shall change its capital structure in a manner which would materially delay the timely consummation of the Merger or prevent the consummation of the Merger by the Outside Date.

                  (c) OTHER ACTIONS. Neither Parent nor Merger Sub shall take any action that could reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

         4.3      ADVICE OF CHANGES; GOVERNMENT FILINGS. Each party hereto shall
(a) confer on a regular and frequent basis with the other party, (b) report (to the extent permitted by law, regulation and any applicable confidentiality agreement) to the other on operational matters, and (c) promptly advise the other orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or any such representation or warranty that is not so qualified becoming untrue in any material respect, (ii) the failure by it (A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality, or (iii) any change, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on such party or materially adversely affect its ability to consummate the Merger by the Outside Date; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company shall file all reports required to be filed by it with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and Parent shall have the right to review in advance and approve (which approval shall not be unreasonably withheld or delayed), and to the extent practicable each will consult with the other with respect to, all the information relating to the other party, which appears in any filings, announcements or publications made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

                                   ARTICLE V.

                              ADDITIONAL AGREEMENTS

         5.1      STOCKHOLDERS MEETING; PREPARATION OF DISCLOSURE DOCUMENTS

                  (a) Except as otherwise provided in Section 5.5, the Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDERS MEETING") for the purpose of adopting this Agreement and the transactions contemplated hereby, including the Merger, by obtaining the Required Company Vote. Except as otherwise provided in Section 5.5, the Company Board, based upon the recommendation of the Special Committee, shall declare the advisability of, and recommend to its stockholders the approval and adoption of, this Agreement and the transactions contemplated hereby, including the Merger, shall include such recommendation in the Proxy Statement and shall take all lawful action to solicit such approval and adoption.

                  (b) As soon as practicable following the date of this Agreement, the Company and Parent shall jointly prepare, and the Company shall file with the SEC, the Proxy Statement and the Schedule 13E-3. Parent will cooperate with the Company in connection with the preparation and filing with the SEC of the Proxy Statement and the Schedule 13E-3, including, but not limited to, furnishing the Company upon request with any and all information regarding Parent, Merger Sub, the Principals or their respective Affiliates, the plans of such persons for the Surviving Corporation after the Effective Time, information regarding the Financing and all other matters and information as may be required to be set forth therein under the Exchange Act or the rules and regulations promulgated thereunder. The Company shall use reasonable best efforts (i) to respond to the comments of the SEC concerning the Proxy Statement or the Schedule 13E-3 as promptly as practicable, and (ii) to cause the final Proxy Statement to be mailed to the Company's stockholders prior to the later of
(A) seventy-five (75) days following the date hereof, or (B) sixty (60) days after the filing with the SEC of the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1998. The Company shall pay the filing fees for the Proxy Statement and the Schedule 13E-3. Parent shall be given a reasonable opportunity to review and approve (which approval shall not be unreasonably withheld or delayed) all filings with the SEC and all mailings to the Company's stockholders in connection with the Merger prior to the filing or mailing thereof. The Company and Parent each agree to correct any information provided by such party for use in the Proxy Statement or the Schedule 13E-3 which becomes false or misleading. The Company shall cause the fairness opinion of U.S. Bancorp Piper Jaffray referred to in Section 3.1(k) to be included as an exhibit to the Proxy Statement and the Schedule 13E-3.

                  (c) Each party shall notify the other party promptly of (i) the receipt of any notices, comments or other communications from the SEC or any other Governmental Authority, and (ii) any requests by the SEC for amendments or supplements to the Proxy Statement or the Schedule 13E-3 or for additional information, and will promptly provide the other party with copies of all correspondence between such party or its representatives on the one hand and the SEC or members of its staff on the other hand with respect to the Proxy Statement or the Schedule 13E-3.

                  (d) If, at any time prior to the Stockholders Meeting, any event should occur relating to the Company or its Subsidiaries which should be set forth in an amendment of, or a supplement to, the Proxy Statement or the
Schedule 13E-3, the Company will promptly inform Parent. If, at any time prior to the Stockholders Meeting, any event should occur relating to Parent or Merger Sub or relating to the plans of Parent for the Surviving Corporation after the Effective Time or the Financing, which should be set forth in an amendment of, or a supplement to, the Proxy Statement or the Schedule 13E-3, Parent will promptly inform the Company. In any such case, the Company or Parent, as the case may be, with the cooperation of the other party, shall, upon learning of such event, promptly prepare, file and, if required, mail such amendment or supplement to the Company's stockholders; provided that, prior to such filing or mailing, the parties shall approve (which approval, with respect to either party, shall not be unreasonably withheld or delayed) the form and content of such amendment or supplement.

                  (e) The Company will cause American Stock Transfer & Trust, Inc., the Company's transfer agent, to make stock transfer records available to the extent reasonably necessary to effectuate the intent of this Agreement.

         5.2 ACCESS TO INFORMATION; CONFIDENTIALITY. From and after the date hereof until the Effective Time, upon reasonable notice, each of the Company and Parent shall (and shall cause their respective Subsidiaries, if any, to the extent permitted by the Organizational Documents or other pertinent agreements of such entity, to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, to all its properties, books, contracts, commitments and records and its officers, employees, representatives and lenders and, during such period, each of the Company and Parent shall (and shall cause its Subsidiaries, if any, to the extent permitted by the Organizational Documents or other pertinent agreements of such entity, to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as the other party may reasonably request; PROVIDED, HOWEVER, each of the Company and Parent may restrict the foregoing access to the extent that (i) a Governmental Entity requires such party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations, or
(ii) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any of its Subsidiaries requires such party or any of its Subsidiaries to restrict access to any properties or information. Except as the Company may otherwise agree in writing, Parent and its representatives shall be bound by the provisions of the letter agreement dated February 10, 1999, between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement shall remain in full force and effect.

         5.3 APPROVALS AND CONSENTS; COOPERATION. Each of the Company, Parent and Merger Sub shall cooperate with each other and use (and shall cause their respective Subsidiaries, if any, to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part to consummate and make effective the Merger and the other transactions contemplated by this Agreement (including the procurement of the Financing and the satisfaction of the conditions set forth in Article VI) as soon as practicable, including (i) preparing and filing as promptly as practicable all documentation to effect all applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, other than those as to which the failure to so prepare and file such documentation would not have a Material Adverse Effect on any of the Company, Parent or Merger Sub, as the case may be, or would not prevent the consummation of the Merger by the Outside Date (the "REQUIRED REGULATORY APPROVALS") and (ii) taking all reasonable steps as may be necessary to obtain all such Required Regulatory

Approvals. Without limiting the generality of the foregoing, each of the Company and Parent agrees to make all necessary filings in connection with the Required Regulatory Approvals as promptly as practicable after the date of this Agreement, and to use its reasonable best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such Required Regulatory Approvals and shall otherwise cooperate with the applicable Governmental Entity in order to obtain any Required Regulatory Approvals in as expeditious a manner as possible. Each of the Company and Parent shall use its reasonable best efforts to resolve such objections, if any, as any Governmental Entity may assert with respect to this Agreement and the transactions contemplated hereby in connection with the Required Regulatory Approvals. In the event that a suit is instituted by a person or Governmental Entity challenging this Agreement and the transactions contemplated hereby as violative of applicable antitrust or competition laws, each of the Company and Parent shall use its reasonable best efforts to resist or resolve such suit. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3 or any Required Regulatory Approvals or other statement, filing, tax ruling request, notice or application made by or on behalf of the Company, Parent or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

         5.4 FINANCING. Parent shall use its reasonable best efforts (i) to consummate the Financing on terms consistent with the Commitments or such other financing or terms as shall be mutually and reasonably satisfactory to the Company and Parent on or before the Closing Date, and (ii) to execute and deliver definitive agreements with respect to the Financing upon the terms provided in the Commitments or such other financing or terms as shall be mutually and reasonably satisfactory to the Company and Parent (the "DEFINITIVE FINANCING AGREEMENTS") on or before the Closing Date; provided that reasonable best efforts of Parent as used in this Section 5.4 shall in no event require Parent to agree to financing terms materially more adverse to Parent than those provided for in the Commitments. Parent shall use its reasonable best efforts to keep the Commitments in effect until the earlier of the Closing Date or the termination of this Agreement (which shall include, but not be limited to, obtaining any necessary extensions of the Commitments through such date) and to satisfy on or before the Closing Date all requirements of the Commitments and the Definitive Financing Agreements which are conditions to closing the transactions constituting the Financing and to drawing the cash proceeds thereunder. The Company shall use its reasonable best efforts to assist and cooperate with Parent to satisfy on or before the Closing Date all of the conditions to closing the transactions constituting the Financing which are applicable to the Company.

         5.5. ACQUISITION PROPOSALS. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

                  (a) The Company agrees that the directors constituting the Special Committee shall not, and the Company shall use its reasonable best efforts to cause the Company's other Representatives and the Special Committee's Representatives not to, directly or indirectly, initiate, encourage or solicit the making, submission or announcement of any Acquisition Proposal. As used herein, the term "Acquisition Proposal" means and includes any offer, indication of interest or proposal (other than by Parent, Merger Sub or any of the Principals or any of them jointly with any other person) (i) to acquire 30% or more of the Company's assets, or (ii) relating to a transaction which would upon the consummation thereof result in any person beneficially owning 30% or more of the capital stock of the Company, in either case whether by merger, consolidation, share exchange, reorganization or other business combination, purchase of assets, tender or exchange offer or otherwise.

                  (b) The Company agrees that the directors constituting the Special Committee shall not, and the Company shall use its reasonable best efforts to cause the Company's other Representatives and the Special Committee's Representatives not to, directly or indirectly, engage in discussions, furnish or provide any non-public information or data or afford reasonable access to the properties, books, records and Representatives of the Company (other than employees of the Company) to any person with respect to any Acquisition Proposal. Notwithstanding the foregoing, the Company, the Company Board or the Special Committee may (or may direct any Representative of the Company or the Special Committee to) (i) engage in discussions with respect to furnishing such information or affording such access, (ii) furnish or provide any such information, or (iii) afford any such access, with or to any person that has made and has pending a written Acquisition Proposal which the Special Committee has determined in good faith is reasonably likely to lead to a Superior Proposal; provided that, prior to taking any action described in any of the foregoing clauses (i), (ii) or (iii), (A) such person has entered into a confidentiality agreement for the benefit of the Company on substantially the same terms as set forth in the Confidentiality Agreement or on terms more favorable to the Company, and (B) the Company has notified Parent of the taking of any such action which notice shall include the identity of the person making such Acquisition Proposal and the terms thereof.

                  (c) The Company agrees that the directors constituting the Special Committee shall not, and the Company shall use its reasonable best efforts to cause the Company's other Representatives and the Special Committee's Representatives not to, directly or indirectly, engage in any negotiations with any person with respect to an Acquisition Proposal; PROVIDED, HOWEVER, nothing contained in this Agreement shall prevent or otherwise restrict the Company, the Company Board or the Special Committee from:

                        (i) complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal; or

                       (ii) engaging (or causing its Representatives to engage) in negotiations with any person in response to an Acquisition Proposal by any such person; or

                      (iii) withdrawing or modifying its recommendation of, or refraining from recommending, the Merger and this Agreement, approving any Superior Proposal or declaring such Superior Proposal advisable or recommending such Superior Proposal to the Company's stockholders, or terminating this Agreement in accordance with Section 7.1(e);

if and only to the extent that,

                                    (A)   prior to taking any action described
                  in either of the foregoing clauses (ii) or (iii), the Special Committee determines in good faith, after consultation with and giving due consideration to the advice of its legal and financial advisors, that such Acquisition Proposal (x) is as or more likely than the Merger to be consummated, taking into account all legal, financial, regulatory, tax and other aspects of such Acquisition Proposal and the conditions and contingencies thereof, (y) is one as to which there has been provided evidence of cash on hand or readily available under existing lines of credit or written commitments for financing sufficient to fund the consummation of such Acquisition Proposal, and (z) would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (any such Acquisition Proposal being referred to in this Agreement as a "SUPERIOR PROPOSAL"); and

                                     (B)  prior to taking any action described
                  in clauses (i) or (ii) above, the Company shall notify Parent that the Company intends to take such action and shall provide Parent with a copy of the written Acquisition Proposal and, if necessary to disclose the terms of such Acquisition Proposal, a written description of the financial and other terms thereof; and

                                     (C)  prior to taking any action described
                  in clause (iii) above, the Company and the Special Committee shall have afforded Parent ten (10) Business Days from the date of notice to Parent as provided in clause (B) above to propose to the Company such modifications to the transactions contemplated hereby as Parent may elect (as so modified, a "MODIFIED PROPOSAL"); provided that, notwithstanding the foregoing, the Special Committee (i) shall provide Parent written notice of any material changes in the terms of the applicable Superior Proposal during the pendency thereof, and
                  (ii) shall afford Parent five (5) Business Days after written notification of the final material economic terms of the Superior Proposal to make a Modified Proposal. During any time within which Parent has the opportunity to make a Modified Proposal, the Company agrees to negotiate in good faith with Parent to enable Parent to negotiate a Modified Proposal such that the subject Acquisition Proposal would no longer constitute a Superior Proposal.

                  (d) The Company represents and warrants that, as of the date hereof, it has ceased and has caused to be terminated all existing discussions or negotiations with any parties conducted heretofore.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, the Company may, in connection with a possible Acquisition Proposal, refer any third party to this Section 5.5,
Section 7.1 and Section 7.2 and make a copy of this Section 5.5, Section 7.1 and
Section 7.2 available to a third party.

         5.6      EMPLOYEE BENEFITS; COMPANY PLANS

                  (a) Subject to Section 5.6(b) below, for a period of at least one (1) year immediately following the Closing Date, Parent shall or shall cause the Surviving Corporation to maintain in effect employee benefit plans and arrangements (not including equity incentive arrangements) which provide benefits which have a value which is substantially comparable, in the aggregate, to the benefits provided by the Company as of the date hereof.

                  (b) Unless otherwise agreed to in writing by the employee party thereto, Parent shall cause the Surviving Corporation to honor all written employment, bonus, severance and termination plans and agreements of employees of the Company and its Subsidiaries in effect on or prior to the date of this Agreement in accordance with their terms, including, without limitation, the treatment of the transactions contemplated hereby as a "change of control" thereunder.

         5.7 FEES AND EXPENSES. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any real property transfer tax imposed on any holder of shares of capital stock of the Company resulting from the Merger, (b) the Expenses incurred in connection with the printing, filing and mailing to stockholders of the Proxy Statement and the solicitation of stockholder approvals shall be paid by the Company, and (c) as provided in
Section 7.2.

         5.8 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. The Surviving Corporation shall cause to be maintained in effect (a) for a period of six (6) years after the Effective Time, the provisions regarding indemnification of current or former officers and directors (the "INDEMNIFIED PARTIES") contained in the Organizational Documents of the Company or its Subsidiaries and in any agreements between an Indemnified Party and the Company or its Subsidiaries as of the date hereof, and (b) for a period of six (6) years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies with an insurer of equal claims paying ratings and of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time. This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

         5.9 PUBLIC ANNOUNCEMENTS. From and after the date hereof until the Effective Time, the Company and Parent shall use all reasonable best efforts to develop a joint communications plan and each party shall use all reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of Nasdaq or any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

         5.10 TAKEOVER STATUTES. The Company and the Company Board or any duly authorized committee thereof, including the Special Committee, subject to its fiduciary duties, shall grant such approvals and take such actions as are necessary to render Section 203 of the DGCL and any other applicable takeover statute inapplicable to the Merger and the other transactions contemplated hereby and by the Voting Agreement, so that the Merger and the other transactions contemplated hereby and by the Voting Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and shall otherwise act to eliminate or minimize the effects of any such takeover statute on the execution and delivery of this Agreement or the Voting Agreement or the consummation of the transactions contemplated hereby or thereby.

         5.11 SUPERMAJORITY VOTING REQUIREMENT. From the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 7.1, except as otherwise provided in this Section 5.11, (a) any material matter or transaction not previously approved by the Company Board or disclosed in any Report filed by the Company with the SEC prior to the date hereof between the Company and any of Parent, Merger Sub, the Principals or their respective Affiliates not expressly contemplated by this Agreement or the Voting Agreement, (b) any amendment to any resolution of the Company Board relating to the formation of or delegation of authority to the Special Committee, and (c) any action proposed to be taken by the Company Board which would or would be reasonably likely to result in the breach of any covenant of the Company under this Agreement or the Voting Agreement, shall be presented to the Special Committee or, if required by law, to the Company Board and, if presented to the Company Board, approval thereof shall require the act of two-thirds (2/3) of the entire Company Board. In furtherance thereof, the Company's bylaws shall, upon action by the Company Board, be amended as of the date hereof to read as set forth in EXHIBIT E attached hereto.

         5.12 VOTING AGREEMENT; CERTAIN OTHER AGREEMENTS. Parent and Merger Sub shall, and shall use their respective best efforts to cause the Principals to, comply with the terms and provisions of the Voting Agreement. The Company shall comply with the terms and provisions of the Voting Agreement. Neither the Company nor any Subsidiary of the Company will waive or fail to enforce any provision of any confidentiality or standstill or similar agreement to which it is a party and entered into in connection with an Acquisition Proposal without the prior written consent of Parent (which shall not be unreasonably withheld or delayed).

         5.13 FURTHER ASSURANCES. The proper officers of the Company, Parent and Merger Sub shall take any reasonably necessary actions if, at any time after the Effective Time, any further action is reasonably necessary to carry out the purposes of this Agreement.

                                   ARTICLE VI.

                              CONDITIONS PRECEDENT

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) STOCKHOLDER APPROVAL. The Company shall have obtained all approvals of holders of shares of capital stock of the Company necessary to approve this Agreement and all the transactions contemplated hereby, including the Merger, under the DGCL.

                  (b) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (c) NO INJUNCTIONS OR RESTRAINTS, ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; PROVIDED, HOWEVER, the party invoking this condition shall use its reasonable best efforts to have any such order or injunction vacated. The provisions of this Section 6.1(c) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, such order or injunction.

         6.2     CONDITIONS TO THE OBLIGATION OF PARENT AND MERGER SUB TO
EFFECT THE MERGER. In addition to the conditions set forth in Section 6.1, the obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver by Parent, on or prior to the Closing Date, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent (i) any inaccuracies in such representations or warranties, individually or in the aggregate, would not have a Material Adverse Effect on the Company (provided that, solely for purposes of this Section 6.2(a), any representation or warranty of the Company that is qualified by materiality or Material Adverse Effect shall be read as if such language were not present) or would not prevent the consummation of the Merger by the Outside Date, or (ii) such representations and warranties speak as of an earlier date. Parent shall have received an officer's certificate executed on behalf of the Company to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS AND COVENANTS. The Company shall have performed or complied with all of its obligations and covenants required to be performed by the Company under this Agreement at or prior to the Closing Date, except where the failure to so perform or comply would not have a Material Adverse Effect on the Company or would not prevent the consummation of the Merger by the Outside Date. Parent shall have received an officer's certificate executed on behalf of the Company to such effect.

                  (c) FINANCING. The funding of the financing under the Definitive Financing Agreements shall have occurred or the proceeds thereof shall be immediately available.

         6.3 CONDITIONS TO THE OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. In addition to the conditions set forth in Section 6.1, the obligation of the Company to effect the Merger is further subject to the satisfaction or waiver by the Company, on or prior to the Closing Date, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent (i) any inaccuracies in such representations or warranties, individually or in the aggregate, would not have a Material Adverse Effect on Parent or Merger Sub (provided that, solely for purposes of this Section 6.3(a), any representation or warranty of Parent or Merger Sub that is qualified by materiality or Material Adverse Effect shall be read as if such language were not present) or would not prevent the consummation of the Merger by the Outside Date, or (ii) such representations and warranties speak as of an earlier date. The Company shall have received an officer's certificate executed on behalf of Parent and Merger Sub to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS AND COVENANTS. Parent and Merger Sub shall have performed or complied with all of their respective obligations and covenants required to be performed by them under this Agreement at or prior to the Closing Date, except where the failure to so perform or comply would not have a Material Adverse Effect on Parent or Merger Sub or would not prevent the consummation of the Merger by the Outside Date. The Company shall have received an officer's certificate executed on behalf of Parent and Merger Sub to such effect.


                                  ARTICLE VII.

                            TERMINATION AND AMENDMENT

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

                  (a) By mutual written consent of the Company and Parent, by action of their respective Boards of Directors;

                  (b) By either the Company or Parent if the Merger shall not have been consummated by the date which is six (6) months after the date of this Agreement (the "OUTSIDE DATE"); PROVIDED, HOWEVER, the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose material breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before the Outside Date; PROVIDED, FURTHER, that if on the Outside Date any conditions to Closing set forth in Section 6.1(b) or Section 6.1(c) have not been fulfilled, but all other conditions to Closing have been fulfilled or are capable of being fulfilled by the Outside Date, then the Outside Date shall be extended to the date which is nine (9) months after the date of this Agreement;

                  (c) By either the Company or Parent if any Governmental Entity shall have issued any judgment, injunction, order, decree or ruling or taken any other action (with respect to which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.3) permanently restraining, enjoining or prohibiting Parent, Merger Sub or the Company from consummating the transactions contemplated by this Agreement, including the Merger, and such judgment, injunction, order, decree, ruling or other action shall have become final and nonappealable;

                  (d) By either the Company or Parent if any approval by the stockholders of the Company required for the consummation of the Merger and the other transactions contemplated hereby shall not have been obtained at the Stockholders Meeting or any adjournment thereof by reason of the failure to obtain the Required Company Vote; provided that, the right to terminate this Agreement under this Section 7.1(d) shall not be available to Parent if the grantees of the irrevocable proxy set forth in Section 4 of the Voting Agreement shall be unable to vote shares of Company Common Stock subject to such proxy in favor of the Merger at the Stockholders Meeting and Parent, Merger Sub or any of the Principals shall have failed to vote their shares of Company Common Stock (or otherwise consented in writing with respect thereto) in favor of the Merger at the Stockholders Meeting;

                  (e) By the Company or Parent, if, prior to the Effective Time, the Company Board, based upon the recommendation of the Special Committee, has resolved to accept a Superior Proposal;

                  (f) By Parent if, prior to the Effective Time, (i) the Company Board, based upon the recommendation of the Special Committee, shall have withdrawn or adversely modified its recommendation of this Agreement and the Merger; (ii) the Company Board, based upon the recommendation of the Special Committee, shall have recommended to the stockholders of the Company that they approve an Acquisition Proposal other than the transactions contemplated by this Agreement, including the Merger; (iii) an Acquisition Proposal made as a tender offer or exchange offer which, if consummated, would result in any person beneficially owning 30% or more of the outstanding shares of Company Common Stock is commenced and the Company Board shall not have recommended rejection of such tender offer or exchange offer by the date required for such recommendation under Rule 14e-2 promulgated under the Exchange Act; (iv) the Company, based on the recommendation of the Special Committee, fails to include in the Proxy Statement (x) the Company Board's recommendation to the Company's stockholders to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger, or (y) the fairness opinion of U.S. Bancorp Piper Jaffray referred to in Section 3.1(k) (subject to such modifications thereto as do not adversely modify the opinion of U.S. Bancorp Piper Jaffray as to the fairness of the consideration to be received in the Merger from a financial point of view);
(v)(A) the Company, based upon the recommendation of the Special Committee, has failed to mail the Proxy Statement in accordance with Section 5.1(b)(ii) or has postponed or, without having obtained the Required Company Vote, adjourned the Stockholders Meeting

(unless such failure to mail, postponement or adjournment, as the case may be, was necessitated by applicable law), and (B) an Acquisition Proposal was publicly pending or was known to the Special Committee at the time of such failure to mail, postponement or adjournment, as the case may be; or (vi) the Company has resolved to take any of the actions specified in clause (i) or (ii) or (v) above;

                  (g) By Parent if, prior to the Effective Time, there shall be a breach in any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement which would result in a failure of any of the conditions set forth in Section 6.2, which breach cannot be or shall not have been cured in all material respects on or before the Outside Date;

                  (h) By the Company if, prior to the Effective Time, there shall be a breach in any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement which would result in a failure of any of the conditions set forth in Section 6.3, which breach cannot be or shall not have been cured in all material respects on or before the Outside Date; or

                  (i) By Parent if the condition set forth in Section 6.2(c) shall not have been satisfied by the Outside Date by reason of the failure of any condition to closing set forth in the Definitive Financing Agreements or upon the exercise by any person party to the Definitive Financing Agreements (other than Parent, Merger Sub or any of the Principals) of any right to terminate the Definitive Financing Agreements; PROVIDED, HOWEVER, the right to terminate this Agreement under this Section 7.1(i) shall not be available if Parent shall have breached its obligations under Section 5.4.

         7.2      EFFECT OF TERMINATION; TERMINATION FEE AND REIMBURSEMENT OF
                  EXPENSES

                  (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Representatives and Affiliates and all rights and obligations of the parties hereto shall cease, except (i) with respect to Section 3.1(h) (Brokers and Finders), Section 3.2(g) (Brokers and Finders), Section 5.2 (Access to Information; Confidentiality),
Section 5.7 (Fees and Expenses), this Section 7.2 (Effect of Termination; Termination Fee and Reimbursement of Expenses) and Article VIII, and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its covenants or other agreements set forth in this Agreement. No termination of this Agreement at a time when any amounts are then due Parent pursuant to Section 7.2(b) or Section 7.2(c) shall be effective until such amounts are paid.

                  (b)   If:

                                 (i) (A) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(d), and (B) a public announcement or public disclosure of any Acquisition Proposal was made prior to the date of the Stockholders Meeting and was publicly pending on or within the five (5) Business Days prior to the date of the Stockholders Meeting; or

                                 (ii)  this Agreement is terminated by the
         Company or Parent pursuant to Section 7.1(e); or

                                 (iii) this Agreement is terminated by Parent pursuant to Section 7.1(f) (except that if this Agreement is terminated pursuant to clause (iv) thereof no Termination Fee shall be payable unless an Acquisition Proposal was publicly pending or was known to the Special Committee at the time the Company Board's recommendation referred to in clause (iv) or the fairness opinion of U.S. Bancorp Piper Jaffray, as the case may be, was not included in the Proxy Statement; or

                                 (iv)  the Company willfully and materially
         breaches the provisions of Section 5.5;

then the Company shall pay Parent a cash termination payment equal to $1,000,000 (the "TERMINATION FEE") (plus an additional amount, if, at the time such Termination Fee is payable, Parent's Expenses shall be less than $1,750,000, equal to the amount by which Parent's Expenses shall be less than $1,750,000, but not to exceed $250,000), which amount shall be payable by wire transfer of immediately available funds no later than two (2) Business Days after such termination. Except as provided in Section 7.2(c) and Section 8.10, the Termination Fee (provided the same shall be promptly paid) shall be the exclusive remedy of Parent and Merger Sub as a result of (x) the termination of this Agreement by the Company or Parent pursuant to Section 7.1(d) or Section 7.1(e) or by Parent pursuant to Section 7.1(f), or (y) the Company's breach of the provisions of Section 5.5.

                  (c) If this Agreement is terminated other than (i) by the Company or Parent pursuant to Section 7.1(b), (A) at a time when the Financing is not then available for immediate funding due to a material breach by Parent of Section 5.4, or (B) if the failure to consummate the Merger by the Outside Date is due to the failure of the conditions set forth in Section 6.3; (ii) by the Company or Parent pursuant to Section 7.1(c) if the judgment, injunction, order, decree or ruling or other action referred to therein is due to the failure of the conditions set forth in Section 6.3; (iii) by the Company pursuant to Section 7.1(d) if the grantees of the irrevocable proxy set forth in
Section 4 of the Voting Agreement shall be unable to vote shares of Company Common Stock subject to such proxy in favor of the Merger at the Stockholders Meeting and Parent, Merger Sub or any of the Principals, as the case may be, shall have failed to vote their shares of Company Common Stock (or otherwise consented in writing with respect thereto) in favor of the Merger at the Stockholders Meeting; or (iv) by the Company pursuant to Section 7.1(h), then, in addition to any other amounts which may be payable to Parent pursuant to
Section 7.2(b), the Company shall reimburse Parent for all Expenses, including, without limitation, commitment, appraisal and other fees relating to the Financing and the reasonable fees and disbursements of accountants, attorneys and investment bankers, whether retained by Parent or by any other person; provided that in no event shall the Company be required to pay in excess of an aggregate of $1,750,000 pursuant to this Section 7.2(c) (plus, in the event no amounts then are or will be payable under Section 7.2(b), an additional amount not to exceed $500,000). Payment of Expenses pursuant to this Section 7.2(c) shall be made not later than two (2) Business Days after delivery to the Company of notice of demand for payment and a documented itemization setting forth in reasonable detail such Expenses of Parent.

                  (d) The parties hereto acknowledge and agree that the provisions for payment of the Termination Fee and the reimbursement of Expenses set forth in Section 7.2(b) and Section 7.2(c), respectively, are included in this Agreement to reasonably induce Parent to enter into this Agreement and to reimburse Parent for incurring the costs and expenses reasonably related to entering into this Agreement, obtaining the Commitments and the Financing and consummating the transactions contemplated hereby, including the Merger.

                  (e) Notwithstanding anything to the contrary set forth in this Agreement, if the Company fails to pay Parent any amounts due under this
Section 7.2, Parent shall be entitled to payment or reimbursement by the Company of all reasonable expenses, including attorneys' fees, incurred by Parent which are directly related to the prosecution of any action with respect to a claim under this Section 7.2, provided that Parent is the prevailing party (by final nonappealable judgment of a court of competent jurisdiction) in such action with respect to such claim.

         7.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after any required approval of the matters presented in connection with the Merger by the stockholders of the Company; PROVIDED, HOWEVER, after any such approval, no amendment shall be made which by law or in accordance with the rules of Nasdaq requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay or failure on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

         7.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3, an extension or waiver pursuant to Section 7.4 or any other approval or consent required or permitted to be given pursuant to this Agreement or the exercise of any rights or satisfaction of any obligations of the parties hereunder shall, in order to be effective and in addition to the requirements of applicable law, require (a) in the case of the Company, the action of the Special Committee or, if required by law, the action of the entire Company Board in accordance with Section 5.11, which action shall be based on the recommendation of the Special Committee, or (b) in the case of Parent or Merger Sub, the action by the respective Boards of Directors thereof (or a duly authorized committee thereof or a duly authorized designee of such board of directors or committee thereof).

                                  ARTICLE VIII.

                               GENERAL PROVISIONS

         8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. None of the representations, warranties, covenants and other agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF THE COMPANY, PARENT OR MERGER SUB MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE DOCUMENTS AND THE INSTRUMENTS REFERRED TO HEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER PARTY OR THE OTHER PARTY'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, when transmitted and confirmation of such transmission is received. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (a)      if to Parent or Merger Sub, to:

                           RB Capital, Inc.
                           c/o Frank B. Day, President
                           1010 69th Street
                           Boulder, Colorado  80303
                           Facsimile No.:  (303) 499-3738

                  with a copy to:

                           Davis, Graham & Stubbs LLP
                           370 Seventeenth Street, Suite 4700
                           Denver, Colorado 80201-0185
                           Attention:  Paul Hilton
                           Facsimile No.: (303) 893-1379

                  (b)      if to the Company, to:

                           Rock Bottom Restaurants, Inc.
                           c/o Special Committee of the Board of Directors 248 Centennial Parkway, Suite 100
                           Louisville, Colorado 80027
                           Attention:  Duncan H. Cocroft, Chairman
                           Facsimile No.: (303) 664-4196

                  with a copy to:

                           Latham & Watkins
                           5800 Sears Tower
                           Chicago, Illinois  60606
                           Attention:  Mark D. Gerstein
                           Facsimile No.:  (312) 993-9767

         8.3 INTERPRETATION. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of setting of such amounts or the fact of the inclusion of such item in any Exhibit in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

         8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         8.5      ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES

                  (a) This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

                  (b) This Agreement is not intended to nor shall anything in this Agreement confer upon any person, other than the parties hereto, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.8.

         8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE LAWS THAT MIGHT BE APPLICABLE UNDER CONFLICTS OF LAWS PRINCIPLES. The parties hereby
(i) irrevocably submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby and (ii) waive, and agree not to assert, as a defense to any action, suit or proceeding for the interpretation or enforcement hereof, that such party is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereby irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such party and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 8.2, or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

         8.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY

JURY IN RESPECT OF ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR
INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF SUCH PARTY HAS BEEN AUTHORIZED BY SUCH PARTY TO REPRESENT OR, TO THE KNOWLEDGE OF SUCH PARTY, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND
(iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION 8.7.

         8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or in certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         8.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions of this Agreement (without requirement to post a bond, if applicable), this being in addition to any other remedy to which the parties are entitled at law or in equity.

         8.11 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  (a) "AFFILIATE" shall have the meaning ascribed to such terms under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  (b) "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York.

                  (c) "EXPENSES" means and includes all out-of-pocket costs and expenses (including, without limitation, all fees and expenses of counsel, accountants, banks, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf, whenever incurred, in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby and the Financing.

                  (d) "MATERIAL ADVERSE EFFECT" means, with respect to any entity, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of such entity and its Subsidiaries taken as a whole.

                  (e) "ORGANIZATIONAL DOCUMENTS" means, with respect to any entity, the certificate of incorporation, bylaws or other governing documents of such entity.

                  (f) "OTHER PARTY" means, with respect to the Company, Parent and, with respect to Parent or Merger Sub, the Company.

                  (g) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, "group" (as defined in the Exchange Act) or other entity.

                  (h) "REPRESENTATIVES" means, collectively, the directors, officers, employees, agents and other representatives (including any investment bankers, financial advisors, attorneys or accountants) of any person.

                  (i) "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
(i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting and economic interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.



                              RB CAPITAL INC., a Delaware corporation


                              By:      /s/   FRANK B. DAY
                                 --------------------------------------------
                              Name:          Frank B. Day
                              Title:         President


                              RBR ACQUISITION CORP., a Delaware corporation


                              By:      /s/   FRANK B. DAY
                                 --------------------------------------------
                              Name:          Frank B. Day
                              Title:         President


                              ROCK BOTTOM RESTAURANTS, INC.
                              a Delaware corporation


                              By:      /s/   WILLIAM S. HOPPE
                                 --------------------------------------------
                              Name:          William S. Hoppe
                              Title:         Executive Vice President, Chief
                                             Financial Officer and Chief
                                             Administrative Officer